Amendment Number One
                   to the 1992 Life Re Corporation
                          Stock Option Plan

     This Amendment Number One (this "Amendment") to the 1992 Life Re Corporation Stock Option Plan is entered into by the Board of Directors (the "Board") of Life Re Corporation (the "Company") to be effective on the Effective Date (as hereinafter defined).

                               WITNESSETH

     WHEREAS, the Company maintains a stock option plan, the 1992 Life Re Corporation Stock Option Plan (the "Plan"), for the benefit of its "key personnel"; and

     WHEREAS, the Board of Directors is empowered to amend the Plan pursuant to Section 3.1 thereof; and

     WHEREAS, the Board of Directors wishes to amend the Plan to meet the requirements of the Treasury Regulations issued under Section 162(m) of the Internal Revenue Code and to increase the number of shares available thereunder.

     NOW, THEREFORE, the Board of Directors has determined that the Plan shall be amended, effective as of the date set forth below, as follows:

     1. Defined Terms. Terms not defined herein will have the meanings assigned to such terms under the Plan.

     2. Increase of Shares. Section 1.5(b) of the Plan is hereby amended and restated to read as follows:

     "(b) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which options may be granted under the Plan shall be equal to the excess (if any) of (i) 3,000,000 minus (ii) the sum of (A) the number of shares subject to outstanding options granted under the Plan, and
(B) the number of shares previously transferred pursuant to the exercise of options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Common Stock covered by options granted under the Plan which are cancelled, expire or terminate for any reason whatsoever shall again become available for awards under the Plan."

     3. Maximum Grants. Section 1.5 of the Plan is hereby amended by adding the following subsection (e) to the end of Section 1.5:

     "(e) Notwithstanding the foregoing and subject to Section 3.5 (relating to adjustments upon changes in capitalization) the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any individual shall be 150,000 shares."

     4. Amendments. Section 3.1 of the Plan is hereby amended by revising and restating subsection (a) to read as follows:

     " (a) The Board of Directors of the Company may, without shareholder approval from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made. Furthermore, except as and to the extent otherwise permitted by
Section 3.5 or Section 3.11, no such amendment shall, without shareholder approval:

     (i) increase, beyond the amounts set forth in Section 1.5, the number of shares of Common Stock in respect of which options may be granted under the Plan or to any individual;

     (ii) change the designation in Section 1.3 of the class of persons eligible to receive awards under the Plan:

     (iii) provide for the grant of options having an option exercise price per share of Common Stock less than the fair market value of a share of Common Stock on the date of grant;

     (iv) permit an option to be exercisable more than 10 years after the date of grant; or

     (v) extend the term of the Plan beyond the period set forth in
Section 3.13."

     5. Effective Date. This Amendment shall be effective as of the date it is approved by the stockholders of the Company.

     6. Governing Law. This Amendment shall be governed by the same law as applies to the interpretation of the Plan.

     IN WITNESS WHEREOF, this Amendment is executed on this 7th day of March 1995 to be effective on the Effective Date.



                                   LIFE RE CORPORATION



                                   By:   /s/ Rodney A. Hawes, Jr.
                                   Name:  Rodney A. Hawes, Jr.
                                   Title: Chairman and Chief
                                         Executive Officer